Exhibit 10.1

WELLCARE HEALTH PLANS, INC.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

FOR

[Insert name of Grantee]

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as of                     , 200  , by and between Wellcare Health Plans, Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).

RECITALS

The Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company to recognize the Grantee’s performance and to provide incentive to the Grantee to remain with the Company and its Subsidiaries by making this grant of Restricted Stock in accordance with the terms of this Agreement; and

The Restricted Stock is granted pursuant to the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”) which is incorporated herein for all purposes. The Grantee hereby acknowledges receipt of a copy of the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Award of Restricted Stock. The Committee hereby grants, as of                      (the “Date of Grant”), to the Grantee,                      shares of common stock, par value $.01 per share, of the Company (collectively, the “Restricted Stock”), which Restricted Stock is and shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of the Restricted Stock (or any other securities of the Company), the Grantee agrees to be bound by all of the terms and conditions herein and in the Plan.

2. Vesting of Restricted Stock.

(a) Except as otherwise provided in Sections 3 and 4 hereof, the Restricted Stock shall become vested in the following amounts, at the following times and upon the following conditions (each such date being a “Vesting Date”), provided that the Grantee’s employment or service with the Company and its Subsidiaries continues through and on the applicable Vesting Date:

Number of Shares of Restricted Stock	Vesting Date

20%	Date of Grant

20%	First Anniversary of Date of Grant

20%	Second Anniversary of Date of Grant

20%	Third Anniversary of Date of Grant

20%	Fourth Anniversary of Date of Grant

There shall be no proportionate or partial vesting of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of Restricted Stock shall occur only on the applicable Vesting Date.

3. Termination of Employment

(a) Upon the termination or cessation of Grantee’s employment or service with the Company and its Subsidiaries, for any reason whatsoever, any portion of the Restricted Stock which is not yet then vested, and which does not then become vested pursuant to this Section 3, shall automatically and without notice terminate, be forfeited and be and become null and void.

(b) Notwithstanding the foregoing, if the Grantee ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary, and the Grantee’s employment or service was terminated (i) by the Company without Cause, (ii) by reason of the Grantee’s death, Disability, or Retirement, or (iii) by the Grantee for Good Reason, within twelve months after there is a Change in Control of the Company, as defined in Section 2(c) of the Plan, then the unvested Restricted Stock shall become immediately vested as of the date of the termination of the Grantee’s employment or service with the Company and its Subsidiaries.

(c) Notwithstanding any other term or provision of this Agreement, in the event that the Grantee’s employment or service with the Company and its Subsidiaries is terminated on account of the Grantee’s death, Disability, or Retirement, any unvested portion of the Restricted Stock shall become immediately vested as of the date of the termination of the Grantee’s employment or service with the Company and its Subsidiaries.

(d) For purposes of this Agreement, the term “Disability” shall (i) mean a disability that would entitle the Grantee to payment of monthly disability payments under any Company long-term disability plan or (ii) have such meaning as otherwise set forth in any employment or similar agreement between the Recipient and the Company

(e) Notwithstanding any other term or provision of this Agreement but subject to the provisions of the Plan, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee and of the Company and its Subsidiaries, to accelerate the vesting of all or any portion of the Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

4. Delivery of Restricted Stock.

(a) The Company will make a book entry in its stock ledger for the Restricted Stock registered in the Grantee’s name. Upon vesting, certificates for the Restricted Stock will be issued in the name of the Grantee and shall be delivered to the Grantee’s address on record with the Company or to such other address as the Grantee may instruct the Company. The Company shall retain the right to determine if any stock certificates issued under the Plan or under this Agreement shall bear a restrictive legend.

5. Rights with Respect to Restricted Stock.

(a) Except as otherwise provided in this Agreement, the Grantee shall have, with respect to all of the shares of Restricted Stock, whether vested or unvested, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company.

(b) If at any time while this Agreement is in effect (or shares of Restricted Stock granted hereunder shall be or remain unvested while Grantee’s employment or service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(c) Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

3. Transferability. Unless otherwise determined by the Committee, the shares of Restricted Stock are not transferable until and unless they become vested in accordance with this Agreement. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee. Any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares of Restricted Stock become vested shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

4. Tax Withholding Obligations.

(a) The Company will withhold a number of shares of the Company’s common stock (rounded up) otherwise deliverable to the Grantee having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Grantee’s estimated total federal, state and local tax obligations associated with the award or vesting of the Restricted Stock; provided, however, the Grantee may elect, by providing the Company with at least two weeks prior notice, to satisfy such tax withholding obligations by depositing with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions or the like under federal, state or local statute, ordinance rule or regulation in connection with the award or vesting of the Restricted Stock. Alternatively, the Company may, in its sole discretion and to the extent permitted by law, deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b) Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee. The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Grantee’s filing, withholding and payment (or tax liability) obligations.

5. Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement

(and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

6. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

7. Miscellaneous.

(a) No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Grantee any right to employment or service, or continued employment or service, with the Company or any Subsidiary.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Grantee or any other person. To the extent that the Grantee or any other person acquires a right to receive payments from the Company or any Subsidiary pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Electronic Delivery and Signatures. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

(f) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(g) Interpretation. The Grantee accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(h) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(i) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 8735 Henderson Road, Ren Two, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(j) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

* * * * * * * *

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC.

By:
Name:	Todd S. Farha
Title:	President and Chief Executive Officer

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock Award Agreement subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Restricted Stock Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Restricted Stock Award Agreement, and fully understands all provisions of the Restricted Stock Award Agreement.

GRANTEE:

By:
[Insert name of Grantee]